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                                                                       Exhibit 5

                             DISTRIBUTION AGREEMENT

     AGREEMENT made as of the 10th day of February, 2003, by and between each of the investment companies listed on Exhibit A, attached hereto, as such Exhibit may be amended from time to time (each a "Fund," and collectively the "Funds"), severally and not jointly, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, and it is affirmatively in the interest of each Fund to offer its shares for sale to participants in the Cash Management Account program (the "CMA program") or the Working Capital Management Account program (the "WCMA program"), as applicable, described in the currently effective prospectus and statement of additional information under the Securities Act of 1933, as amended (the "Securities Act"), of each Fund and to other customers of the Distributor; and

     WHEREAS, the Trustees of certain Funds (referred to herein as the "Trustees") are authorized to establish separate series relating to separate portfolios of securities, and the Trustees have established and designated multiple series of certain Funds; and

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     WHEREAS, each Fund may offer one or more separate classes of shares of beneficial interest, par value $.10 per share (the "Shares"), to participants in the CMA program or the WCMA program, as applicable, and to other customers of the Distributor; and

     WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies; and

     WHEREAS, each Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of each class of each Fund's Shares;

     NOW, THEREFORE, the parties agree as follows:

     Section 1. Appointment of the Distributor. Each Fund hereby appoints the Distributor as its exclusive underwriter, distributor and representative to sell its Shares to participants in the CMA program or the WCMA program, as applicable, and to other customers of the Distributor and the Distributor hereby accepts such appointment. The Fund hereby agrees during the term of this Agreement to sell the Shares to the Distributor upon the terms and conditions herein set forth.

     The exclusive rights granted to the Distributor to purchase Shares from each Fund shall not apply to Shares issued in connection with the merger or consolidation of any other investment company or personal holding company with a Fund or a Fund's acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding Shares of any such company.

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     Such exclusive rights also shall not apply to Shares issued by a Fund pursuant to reinvestment of dividends or capital gains distributions.

     Such exclusive rights also shall not apply to Shares of any class issued by a Fund pursuant to any conversion, exchange or reinstatement privilege afforded redeeming shareholders or to any other Shares as shall be agreed between the Fund and the Distributor from time to time.

     Section 2. Purchase of Shares from a Fund.

     (a) The Distributor shall have the right to buy from a Fund the Shares needed, but not more than the Shares needed (except for clerical errors in transmission), to fill unconditional orders for Shares of a Fund placed through the Distributor by participants in the CMA program or the WCMA program, as applicable, and other customers of the Distributor. The price that the Distributor shall pay for Shares so purchased from a Fund shall be the net asset value, determined as set forth in Section 2(b) hereof, used in determining the public offering price on which such orders were based.

     (b) The public offering price of each class of Shares, i.e., the price per share at which the Distributor may sell the Shares to participants in the CMA program or the WCMA program, as applicable, and other customers of the Distributor, shall be the net asset value determined as set forth in the prospectus and statement of additional information relating to such Fund's Shares.

     (c) Each Fund shall have the right to suspend the sale of its Shares at such times as described in the prospectus and statement of additional information related to such Fund. Each

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Fund shall also have the right to suspend the sale of its Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event, which, in the judgment of that Fund, makes it impracticable or inadvisable to sell the Shares.

     (d) A Fund, or any agent of a Fund designated in writing by that Fund, shall be advised promptly of all purchase orders for Shares received by the Distributor. All issuances of shares of the Fund to participants in the CMA program or the WCMA program, as applicable, and other customers of the Distributor shall be deemed to be issued pursuant to this Section 2. Any order may be rejected by a Fund or the Distributor; provided, however, that neither will arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares of a Fund. A Fund (or its agent) will confirm orders upon their receipt, or in accordance with any exemptive order of the Securities and Exchange Commission, and will make appropriate book entries pursuant to the instructions of the Distributor. Purchase orders are effective when Federal Funds become available to the Fund. The Distributor agrees to cause such payment and such instructions to be delivered promptly to that Fund (or its agent).

     Section 3. Redemption of Shares by a Fund.

     (a) Any of the outstanding Shares may be tendered for redemption at any time, and each Fund agrees to redeem the Shares so tendered in accordance with its obligations and rights as set forth in its Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information relating to the applicable Fund. The price to be paid to redeem the Shares shall be equal to the net asset

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value calculated in accordance with the provisions of Section 2(b) hereof.
Shares redeemed due to an unauthorized use of a Visa card of a shareholder shall be reinstated by the Fund at the cost of the Distributor as set forth in Section 5(d) hereof.

     (b) Redemption of Shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is suspended, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for a Fund fairly to determine the value of its assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

     Section 4. Duties of each Fund.

     (a) Each Fund shall furnish to the Distributor copies of all information, financial statements and other papers that the Distributor reasonably may request for use in connection with the distribution of Shares of that Fund, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants. Each Fund shall make available to the Distributor such number of copies of the prospectus and statement of additional information as the Distributor reasonably shall request.

     (b) Each Fund shall take, from time to time, all necessary action to register Shares of the Fund under the Securities Act to the end that there will be available for sale such number of

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Shares as participants in the CMA program or the WCMA program, as applicable, and other customers of the Distributor reasonably may be expected to purchase.

     (c) Each Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and that Fund may approve. Any such qualification may be withheld, terminated or withdrawn by a Fund at any time in its discretion. As provided in Section 6(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the applicable Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by a Fund in connection with such qualification.

     (d) Each Fund will furnish, in reasonable quantities upon request by the Distributor, copies of its annual and interim reports.

     Section 5. Duties of the Distributor.

     (a) The Distributor shall devote reasonable time and effort to effect sales of Shares of each Fund but shall not be obligated to sell any specific number of Shares. The services of the Distributor to the Funds hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

     (b) In selling the Shares of the Funds, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws and regulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD") relating to

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the sale of such securities. Neither the Distributor nor any other person is authorized by any Fund to give any information or to make any representations, other than those contained in its registration statement or related prospectus and statement of additional information and any sales literature specifically approved by such Fund.

     (c) The Distributor shall adopt and follow procedures, as approved by the officers of each Fund, for the confirmation of sales to participants in the CMA program or the WCMA program, as applicable, and other customers of the Distributor, the collection of amounts payable by investors on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

     (d) Through the CMA program or the WCMA program, as applicable, the Fund is linked to a Merrill Lynch securities account and a Visa account through the CMA program, and automatic purchases and redemptions of shares of the Fund by participants in the CMA program will be effected pursuant to the CMA program or the WCMA program, as applicable. CMA customers may be liable for the unauthorized use of their Visa card in an amount up to $50. The owner of a Visa card will not be liable for any unauthorized use that occurs after the Visa processing agent has been notified orally or in writing of loss, theft or possible unauthorized use. If shares of the Fund are redeemed due to the unauthorized use of the Visa card, the Fund agrees to reinstate such shares in the account of the shareholder as if never sold and the Distributor agrees to indemnify the Fund against any losses caused thereby and all costs associated therewith.

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     Section 6. Payment of Expenses.

     (a) Each Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors incurred in connection with: the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act and the Securities Act, and all amendments and supplements thereto; and the preparation and mailing of annual and interim reports and proxy materials to shareholders of the Fund (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

     (b) After the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof that are to be used in connection with the offering of Shares of the Fund. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor in connection with the offering of the Shares for sale and any expenses of advertising incurred by the Distributor in connection with such offering. It is understood and agreed that so long as any Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act with respect to a particular class of Shares of a Fund remains in effect, any expenses incurred by the Distributor hereunder in connection with distribution and/or account maintenance activities for such class of Shares, as applicable, may be paid from amounts recovered by it from the Fund under such Plan.

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     (c) Each Fund shall bear the cost and expenses of qualifying its Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Funds and the Distributor and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification.

     Section 7. Indemnification.

     (a) Each Fund severally shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any of its Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to the Fund's shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would

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otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. Each Fund shall promptly notify the Distributor of

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the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

     (b) The Distributor shall indemnify and hold harmless each applicable Fund and each of its Trustees and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense described in the foregoing indemnity agreement contained in subsection (a) of this Section 7, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against a Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to each Fund, and each Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 7.

     Section 8. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force until two years after the date first above written, and thereafter, but only for so long as such continuance is specifically approved at least annually by (i) the Trustees, or with respect to any one Fund, by the vote of a majority of the outstanding voting securities of that Fund and (ii) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

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     This Agreement may be terminated at any time, without the payment of any penalty, with respect to any Fund or Funds by the Trustees or by the vote of a majority of the outstanding voting securities of the applicable Fund or Funds, or by the Distributor, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

     The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

     Section 9. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Trustees of the Fund or by the vote of a majority of the outstanding voting securities of the applicable Fund and (ii) the vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     Section 10. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

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     Section 11. Personal Liability. The Declaration of Trust establishing each
Fund, together with all amendments thereto (each a "Declaration"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of a Fund refers to the Trustees under a Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of a Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of a Fund, but the Trust Property (as defined in the respective Declaration) only shall be liable.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                        EACH OF THE INVESTMENT COMPANIES LISTED ON
                        EXHIBIT A ATTACHED HERETO

                        By:          /s/ Donald C. Burke
                           ---------------------------------------------------
                            Name:        Donald C. Burke
                            Title        Vice President and Treasurer

                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED

                        By:          /s/ Todd Simms
                           ---------------------------------------------------
                            Name:        Todd Simms
                            Title:       First Vice President

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                                    EXHIBIT A

CMA Government Securities Fund
CMA Money Fund
CMA Tax-Exempt Fund
CMA Treasury Fund
CMA Multi-State Municipal Series Trust
 CMA Arizona Municipal Money Fund
 CMA California Municipal Money Fund
 CMA Connecticut Municipal Money Fund
 CMA Massachusetts Municipal Money Fund
 CMA Michigan Municipal Money Fund
 CMA New Jersey Municipal Money Fund
 CMA New York Municipal Money Fund
 CMA North Carolina Municipal Money Fund
 CMA Ohio Municipal Money Fund
 CMA Pennsylvania Municipal Money Fund
WCMA Government Securities Fund
WCMA Money Fund
WCMA Tax-Exempt Fund
WCMA Treasury Fund

                                      A-1